Calculation of Filing Fee Tables
S-1
BioRestorative Therapies, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Units, consisting of	Other					$ 0.00
Fees Previously Paid	2	Equity	Common Stock, par value $0.0001 per share (2)	457(o)			$ 10,000,000.14		$ 1,381.00
Fees Previously Paid	3	Equity	Pre-Funded Warrants to purchase shares of Common Stock (4)	Other					$ 0.00
Fees Previously Paid	4	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants	457(o)			$ 0.00		$ 0.00
Fees Previously Paid	5	Equity	Warrants to purchase shares of Common Stock (4)	Other					$ 0.00
Fees Previously Paid	6	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of Warrants	457(o)			$ 10,000,000.14		$ 1,381.00
Fees Previously Paid	7	Equity	Placement Agent Warrants (4)	Other					$ 0.00
Fees Previously Paid	8	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of Placement Agent Warrants	457(o)			$ 875,000.00		$ 120.83
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,875,000.28		$ 2,882.83
			Total Fees Previously Paid:						$ 2,882.83
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

[3]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price. No separate registration fee required pursuant to Rule 457(g) under the Securities Act,

[4]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

[5]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price. No separate registration fee required pursuant to Rule 457(g) under the Securities Act,

[6]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

[7]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price. No separate registration fee required pursuant to Rule 457(g) under the Securities Act,

[8]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date